Exhibit 77(q)(1)(e)(7)

                               AMENDED SCHEDULE A

                               with respect to the

                             SUB-ADVISORY AGREEMENT

                                     between

                              ING INVESTMENTS, LLC

                                       and

                       Aeltus Investment Management, Inc.

                                                                         Annual Sub-Adviser Fee
                                                                         ----------------------
Series                                                        (as a percentage of average daily net assets)
------
ING Classic Money Market Fund                                                    0.1125%

ING GNMA Income Fund                                             0.2700% of first $150 million of assets
                                                     0.2250% of assets in excess of $150 million up to $400 million
                                                     0.2025% of assets in excess of $400 million up to $800 million
                                                               0.1800% of assets in excess of $800 million

ING High Yield Bond Fund                                         0.2925% of first $250 million of assets
                                                                 0.2700% of next $250 million of assets
                                                               0.2475% of assets in excess of $500 million

ING High Yield Opportunity Fund                                                  0.2700%

ING Intermediate Bond Fund                                       0.2250% of first $500 million of assets
                                                      0.2025% of assets in excess of $500 million up to $1 billion
                                                       0.19125% of assets in excess of $1 billion up to $2 billion
                                                                0.1800% of assets in excess of $2 billion

ING Lexington Money Market Trust                                 0.2250% of first $500 million of assets
                                                               0.2025% of assets in excess of $500 million

ING Money Market Fund                                                            0.1575%

ING National Tax-Exempt Bond Fund                                                0.2250%